Exhibit 99.1

Vicarious Surgical Receives Continued Listing Standard Notice from the NYSE

WALTHAM, Mass.-- (BUSINESS WIRE) – April 11, 2025 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced that on April 10, 2025, the Company received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is no longer in compliance with the continued listing standards set forth under Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, the Company’s last reported stockholders’ equity was less than $50 million.

As set forth in the Notice, as of April 9, 2025, the 30 trading-day average market capitalization was approximately $47.4 million, and the Company’s last reported stockholders’ equity as of December 31, 2024 was less than $50 million. This notice does not impact the Company’s business operations.

In accordance with applicable NYSE procedures, the Company has 45 days from the date the Notice was received to submit a plan advising the NYSE of the definitive action(s) the Company has taken, is taking, or plans to take to bring it into compliance with Section 802.01B within 18 months of receipt of the Notice. If the Company’s plan is not submitted on a timely basis or is not accepted, the NYSE will initiate delisting proceedings.

Pending NYSE acceptance of the plan, the Company’s Class A common stock will continue to be listed and traded on the NYSE during the 18-month cure period. Continued listing is also subject to the Company’s compliance with other applicable NYSE requirements and to quarterly NYSE review of the Company’s progress toward achieving compliance with the plan.

In the interim, the Company’s Class A common stock will continue to trade on the NYSE under the symbol “RBOT” with the designation of “.BC” to indicate the status of the shares as “below criteria,” but is otherwise not immediately impacted by the Notice. The “.BC” indicator will be removed at such time as the Company regains compliance.

The Notice also does not affect Securities and Exchange Commission reporting obligations by the Company.

The Company is considering all available options to regain compliance with the NYSE’s continued listing standards.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next-generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s Class A common stock on the NYSE; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com